CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our reports dated February 24, 2000, with respect to the financial statements of Sage Life Assurance of America, Inc. included in the Amendment No. 3 to the Registration Statement filed on Form S-1, No. 333-7853 and related Prospectus for the registration of certain flexible payment deferred combination fixed and variable life insurance policies.

                                                   /S/ Ernst & Young LLP
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                                                  Ernst & Young LLP


Stamford, Connecticut
September 21, 2000